Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Second Quarter 2008 Operating Results
Baton Rouge, LA — Wednesday, August 6, 2008 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2008.
Three Month Results
Lamar reported net revenues of $323.8 million for the second quarter of 2008 versus $315.2 million for the second quarter of 2007, a 2.7% increase. Operating income for the second quarter of 2008 was $66.6 million as compared to $74.6 million for the same period in 2007. There was net income of $14.3 million for the second quarter of 2008 compared to net earnings of $18.4 million from the second quarter of 2007.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income at the end of this release), for the second quarter of 2008 was $149.8 million versus $152.4 million for the second quarter of 2007, a 1.7% decrease.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the second quarter of 2008 was $52.8 million as compared to $39.7 million for the same period in 2007, a 33.0% increase.
Pro forma net revenue, excluding the Vista markets, for the second quarter of 2008 increased 0.3% and pro forma EBITDA, excluding the Vista markets, decreased 4.5 % as compared to the second quarter of 2007. Pro forma net revenue and EBITDA include adjustments to the 2007 period for acquisitions and divestitures for the same time frame as actually owned in the 2008 period. In addition, our presentation of pro forma net revenue and EBITDA excludes the operating results from the markets acquired as a result of the acquisition of Vista Media (“Vista”), which closed on May 16, 2008. As a result, our pro forma results for the 2008 period exclude the operating results from the Vista markets and no adjustment has been made to the 2007 period with respect to the Vista markets. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Six Month Results
Lamar reported net revenues of $606.6 million for the six months ended June 30, 2008 versus $590.4 million for the same period in 2007, a 2.7% increase. Operating income for the six months ended June 30, 2008 was $102.7 million as compared to $106.1 million for the same period in 2007. EBITDA decreased slightly to $264.0 million for the six months ended June 30, 2008 versus $266.3 million for the same period in 2007. There was net income of $12.8 million for the six months ended June 30, 2008 as compared to net income of $27.2 million for the same period in 2007.
Free Cash Flow for the six months ended June 30, 2008 remained relatively constant at $77.0 million as compared to $77.3 million for the same period in 2007.

Stock Repurchase Program
During the quarter ended June 30, 2008, the Company repurchased 1,103,676 shares of its Class A common stock for an aggregate purchase price of approximately $40.4 million. As of June 30, 2008, the Company had approximately $127 million of authorized repurchase capacity remaining under its repurchase program. Share repurchases under the program may be made on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased is determined by Lamar’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for future use for general corporate and other purposes.
Guidance
Beginning with the third quarter 2008, guidance will include revenue for the Vista acquisition which closed on May 16, 2008. For the third quarter of 2008 the Company expects net revenue to be approximately $309 million. On a pro forma basis this represents a decrease of approximately 5% over the same period in 2007.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the third quarter of 2008, the timing of and revenues related to the Vista acquisition and the Company’s ongoing stock repurchase plan. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the strength of the economy generally and the demand for advertising in particular; (4) regulation of the outdoor advertising industry that could adversely affect us; (5) our need for and ability to obtain additional funding for acquisitions or operations; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and our management’s allocation of working capital to fund our stock repurchase program as opposed to other uses and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call Information
A conference call will be held to discuss the Company’s operating results Wednesday, August 6, 2008 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-877-919-4059
Passcode:	35667419
Available through Monday, August 11, 2008 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com

Available through Monday, August 11, 2008 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and over 65 transit advertising companies in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues	$323,819	$315,225	$606,595	$590,410

Operating expenses (income)
Direct advertising expenses	110,105	102,769	214,892	203,552
General and administrative expenses	50,136	48,506	101,120	97,382
Corporate expenses	13,780	11,587	26,570	23,138
Non-cash compensation	5,959	6,145	7,369	15,592
Depreciation and amortization	79,303	73,150	156,996	146,468
Gain on disposition of assets	(2,069)	(1,519)	(3,012)	(1,831)

	257,214	240,638	503,935	484,301

Operating income	66,605	74,587	102,660	106,109

Other expense (income)
Gain on disposition of investment	—	—	(1,533)	(15,448)
Interest income	(231)	(251)	(680)	(744)
Interest expense	39,165	43,292	79,933	75,137

	38,934	43,041	77,720	58,945

Income before income tax expense	27,671	31,546	24,940	47,164
Income tax expense	13,327	13,166	12,130	19,945

Net income	14,344	18,380	12,810	27,219
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$14,253	$18,289	$12,628	$27,037

Earnings per share:
Basic earnings per share	$0.15	$0.19	$0.14	$0.27

Diluted earnings per share	$0.15	$0.19	$0.14	$0.27

Cash dividends declared per share of common stock	$—	$—	$—	$3.25

Weighted average common shares outstanding:
- basic	92,172,492	97,647,094	92,801,232	98,430,517
- diluted	92,409,086	98,487,257	93,024,414	99,215,975

OTHER DATA
Free Cash Flow Computation:
EBITDA	$149,798	$152,363	$264,013	$266,338
Interest, net	(37,693)	(41,924)	(76,767)	(72,186)
Current tax expense	(1,826)	(10,704)	(2,447)	(6,710)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures (1)	(57,368)	(59,941)	(107,613)	(110,005)

Free cash flow	$52,820	$39,703	$77,004	$77,255

(1)	See the capital expenditures detail included below for a breakdown by category.

	June 30,	December 31,
Selected Balance Sheet Data:	2008	2007
Cash and cash equivalents	12,059	76,048
Working capital	131,568	155,229
Total assets	4,189,301	4,081,763
Total debt (including current maturities)	2,911,220	2,725,770
Total stockholders’ equity	861,579	931,007

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Other Data:
Cash flows provided by operating activities	$108,959	$110,149	$131,318	$143,501
Cash flows used in investing activities	179,125	84,339	292,417	165,557
Cash flows provided by (used in) financing activities	59,822	(13,325)	97,232	23,008

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$108,959	$110,149	$131,318	$143,501
Changes in operating assets and liabilities	4,454	(10,254)	59,074	38,457
Total capital expenditures	(57,368)	(59,941)	(107,613)	(110,005)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(3,134)	(160)	(5,593)	5,484

Free cash flow	$52,820	$39,703	$77,004	$77,255

Reconciliation of EBITDA to Net income:
EBITDA	$149,798	$152,363	$264,013	$266,338
Less:
Non-cash compensation	5,959	6,145	7,369	15,592
Depreciation and amortization	79,303	73,150	156,996	146,468
Gain on disposition of assets	(2,069)	(1,519)	(3,012)	(1,831)

Operating Income	66,605	74,587	102,660	106,109

Less:
Interest income	(231)	(251)	(680)	(744)
Gain on disposition of investment	—	—	(1,533)	(15,448)
Interest expense	39,165	43,292	79,933	75,137
Income tax expense	13,327	13,166	12,130	19,945

Net income	$14,344	$18,380	$12,810	$27,219

	Three Months Ended
	June 30,		%
	2008	2007	Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:

Reported net revenue	$323,819	$315,225	2.7%
Acquisitions and divestitures, excluding the Vista markets	—	170
Less net revenue -Vista markets	(7,530)	—

Pro forma net revenue, excluding the Vista markets	$316,289	$315,395	0.3%

Reported direct advertising and G&A expenses	$160,241	$151,275	5.9%
Acquisitions and divestitures, excluding the Vista markets	—	(193)
Less direct advertising and G&A expenses -Vista markets	(3,638)	—

Pro forma direct advertising and G&A expenses, excluding the Vista markets	$156,603	$151,082	3.7%

Reported outdoor operating income	$163,578	$163,950	(0.2%)
Acquisitions and divestitures, excluding the Vista markets	—	363
Less outdoor operating income — Vista markets	(3,892)	—

Pro forma outdoor operating income, excluding the Vista markets	$159,686	$164,313	(2.8%)

Reported corporate expenses	$13,780	$11,587	18.9%
Acquisitions and divestitures, excluding the Vista markets	—	—

Pro forma corporate expenses, excluding the Vista markets	$13,780	$11,587	18.9%

Reported EBITDA	$149,798	$152,363	(1.7%)
Acquisitions and divestitures, excluding the Vista markets	—	363
Less EBITDA — Vista markets	(3,892)	—

Pro forma EBITDA, excluding the Vista markets	$145,906	$152,726	(4.5%)

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2007 for acquisitions and divestitures for the same time frame as actually owned in 2008, excluding the operating results of the Vista markets. As a result, our pro forma results for the 2008 period exclude the operating results from the Vista markets, and no adjustment has been made to the 2007 period with respect to the acquisition of the markets.

	Three months ended
	June 30,
	2008	2007
Reconciliation of Outdoor Operating Income to Operating Income:

Outdoor Operating income	$163,578	$163,950
Less: Corporate expenses	(13,780)	(11,587)
Non-cash compensation	(5,959)	(6,145)
Depreciation and amortization	(79,303)	(73,150)
Plus: Gain on disposition of assets	2,069	1,519

Operating income	$66,605	$74,587

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Capital expenditure detail by category
Billboards — traditional	$21,338	$16,568	$39,790	$37,093
Billboards — digital	24,794	25,003	50,036	40,789
Logo	1,462	3,025	3,116	4,799
Transit	258	147	348	586
Land and buildings	5,173	9,710	6,156	18,810
Operating equipment	4,343	5,488	8,167	7,928

Total capital expenditures	$57,368	$59,941	$107,613	$110,005